Exhibit 99.2

Arcadia Biosciences, Inc.

Consolidated Balance Sheets

(Unaudited)

(In thousands, except share data)

	September 30, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$22,719	$28,685
Accounts receivable and other receivables, net of allowance for doubtful accounts of $13 and $76 as of September 30, 2022 and December 31, 2021, respectively	2,726	1,370
Inventories, net — current	3,342	4,433
Assets held for sale	254	—
Prepaid expenses and other current assets	990	900
Total current assets	30,031	35,388
Property and equipment, net	848	2,291
Right of use asset	2,073	3,081
Inventories, net — noncurrent	984	2,494
Intangible assets, net	373	484
Other noncurrent assets	165	180
Total assets	$34,474	$43,918
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued expenses	$2,748	$3,638
Amounts due to related parties	47	64
Operating lease liability — current	986	1,074
Other current liabilities	270	264
Total current liabilities	4,051	5,040
Operating lease liability — noncurrent	1,269	2,220
Common stock warrant and option liabilities	2,135	3,392
Other noncurrent liabilities	2,000	2,070
Total liabilities	9,455	12,722
Commitments and contingencies (Note 15)
Stockholders’ equity:
Common stock, $0.001 par value—150,000,000 shares authorized as of September 30, 2022 and December 31, 2021; 24,642,960 and 22,184,235 shares issued and outstanding as of September 30, 2022 and December 31, 2021, respectively	65	63
Additional paid-in capital	278,618	257,515
Accumulated deficit	(253,615)	(226,485)
Total stockholders’ equity	25,068	31,093
Non-controlling interest	(49)	103
Total stockholders' equity	25,019	31,196
Total liabilities and stockholders’ equity	$34,474	$43,918

Arcadia Biosciences, Inc.

Consolidated Statements of Operations and Comprehensive Loss

(Unaudited)

(In thousands, except share data and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenues:
Product	$1,851	$2,324	$7,967	$4,506
Royalty	17	35	117	86
License	10	17	872	17
Total revenues	1,878	2,376	8,956	4,609
Operating expenses (income):
Cost of revenues	1,344	2,511	8,250	4,954
Research and development	255	1,038	1,009	3,328
Gain on sale of Verdeca	—	—	(1,138)	—
Impairment of intangible assets	—	120	72	120
Change in fair value of contingent consideration	—	—	(70)	(140)
Impairment of property and equipment	24	1,108	370	1,319
(Gain) loss on sale of property and equipment	—	—	(386)	17
Selling, general and administrative	4,835	6,312	13,834	16,733
Total operating expenses	6,458	11,089	21,941	26,331
Loss from operations	(4,580)	(8,713)	(12,985)	(21,722)
Interest income (expense)	95	(15)	123	(23)
Other income (expense), net	43	(7)	13	10,214
Change in fair value of common stock warrant and option liabilities	1,880	4,777	1,880	4,601
Gain on extinguishment of PPP loan	—	1,123	—	1,123
Issuance and offering costs	(314)	—	(314)	(769)
Net loss before income taxes	(2,876)	(2,835)	(11,283)	(6,576)
Income tax provision	(1)	(1)	(1)	(1)
Net loss	(2,877)	(2,836)	(11,284)	(6,577)
Net loss attributable to non-controlling interest	(10)	(661)	(152)	(1,199)
Net loss attributable to common stockholders	$(2,867)	$(2,175)	$(11,132)	$(5,378)
Net loss per share attributable to common stockholders:
Basic and diluted	$(0.12)	$(0.10)	$(0.48)	$(0.26)
Weighted-average number of shares used in per share calculations:
Basic and diluted	24,552,543	22,177,423	22,984,816	20,976,105
Other comprehensive loss, net of tax
Foreign currency translation adjustment	—	(12)	—	(24)
Other comprehensive loss	—	(12)	—	(24)
Comprehensive loss attributable to common stockholders	$(2,867)	$(2,187)	$(11,132)	$(5,402)

Arcadia Biosciences, Inc.

Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)

	Nine Months Ended September 30,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(11,284)	$(6,577)
Adjustments to reconcile net loss to cash used in operating activities:
Change in fair value of common stock warrant and option liabilities	(1,880)	(4,601)
Change in fair value of contingent consideration	(70)	(140)
Issuance and offering costs	314	769
Depreciation	354	737
Amortization of intangible assets	39	99
Lease amortization	686	914
Impairment of intangible assets	72	120
(Gain) loss on disposal of property and equipment	(386)	17
Stock-based compensation	897	1,035
Bad debt expense	32	—
Realized gain on corporate securities	—	(10,222)
Impairment of property and equipment	370	1,319
Write-down of inventories	1,530	1,802
Gain on extinguishment of PPP loan	—	(1,123)
Gain on sale of Verdeca	(1,138)	—
Changes in operating assets and liabilities:	—	—
Accounts receivable and other receivables	(534)	(47)
Inventories	1,071	(2,651)
Prepaid expenses and other current assets	(90)	(452)
Other noncurrent assets	15	(159)
Accounts payable and accrued expenses	(890)	972
Amounts due to related parties	(17)	(29)
Unearned revenue	—	(8)
Other current liabilities	6	1
Operating lease liabilities	(718)	(984)
Net cash used in operating activities	(11,621)	(19,208)
CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sale of property and equipment	897	2
Proceeds from sale of Verdeca — earn-out received	285	—
Purchases of property and equipment	(46)	(919)
Acquisitions, net of cash acquired	—	(4,250)
Proceeds from sales and maturities of investments	—	21,845
Net cash provided by (used in) investing activities	1,136	16,678
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock, pre-funded warrants and preferred investment options from August 2022 Offering	5,000	—
Payments of offering costs relating to August 2022 Offering	(488)	—
Proceeds from issuance of common stock and warrants from January 2021 PIPE securities purchase agreement	—	25,147
Payments of offering costs relating to January 2021 PIPE securities purchase agreement	—	(1,912)
Proceeds from the exercise of warrants	—	22
Principal payments on debt	—	(2,032)
Proceeds from ESPP purchases	7	39
Capital contributions received from non-controlling interest	—	750
Net cash provided by financing activities	4,519	22,014
Effects of foreign currency translation on cash and cash equivalents	—	(1)
Net (decrease) increase in cash and cash equivalents	(5,966)	19,483
Cash and cash equivalents — beginning of period	28,685	16,043
Cash and cash equivalents — end of period	$22,719	$35,526
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid for income taxes	$—	$1
Cash paid for interest	$1	$25
NONCASH INVESTING AND FINANCING ACTIVITIES:
Shares of common stock issued at closing of Arcadia Wellness transaction	$—	$2,053
Common stock warrant liabilities reclassified to equity upon adoption of ASU 2020-06	$3,392	$—
Common stock options issued to placement agent and included in offering costs related to August 2022 RDO securities purchase agreement	$191	$—
Common stock warrants issued to placement agent and included in offering costs related to January 2021 PIPE securities purchase agreement	$—	$942
Right of use assets obtained in exchange for new operating lease liabilities	$114	$1,662
Proceeds from sale of Verdeca in accounts receivable and other receivables	$854	$—

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